FINANCIAL ADVISORY AGREEMENT


This Financial Advisory Agreement (the "Agreement") is made on this 10th day of January, 2001, by and between Steven R. Green a sole proprietor with an office located at 1800 Glenview Road, Glenview, Illinois (the "Advisor") and Future One, Inc., a Nevada corporation (the "Client").

In consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

1. SERVICES OF ADVISOR. Client engages Advisor to provide, and Advisor agrees to provide executive consulting and financial advisory services on behalf of Client as follows: Contacting sources such as broker/dealers, potential investors, registered representatives, institutions, mutual fund managers, investment banking sources, securities analysts, independent portfolio managers, and other professional investment community contacts, for the purpose of meeting Client's capital requirements. Advisor will also coordinate and assist in the filing and preparing of the documents necessary for capital raising, by working with the bankers, and other advisors of Client. Advisor will also assist the company in obtaining strategic alliances and acquisitions, assist in the analysis of company assets for dispositions or other financial transactions, and generally assist the Chairman and CEO in the strategic direction of the Client.

2. COMPENSATION. In consideration of Advisor's services, Client will pay as follows:

     a. A seven percent (7%) completion fee in cash for equity capital raised or the value of common stock in a merger for the Client. Such amounts shall be payable when the Client receives cash proceeds from the transaction.

     b. If Advisor actively and materially participates in assisting Client in obtaining financing in the form of loans, debt financing or sales of major assets, the Advisor shall be compensated, in cash, an amount equal to three percent (3%) of the total transaction value consideration received by the Client from such transactions. Such amounts shall be payable when the Client receives cash proceeds from the transaction.

     c. Client shall reimburse Advisor for direct out of pocket expenses reasonably incurred in connection with this Agreement which have been approved by the Client prior to incurring such expense.

3. INDEPENDENT CONTRACTOR. Advisor is an independent contractor in the making and the performance of this Agreement and is not, and shall not, be construed to be an employee, agent, partner or servant of Client. Advisor shall be liable for all taxes of any kind levied on any income derived by Advisor under this Agreement.
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Advisor is acting  only in a advisory  capacity  and not as an agent for Client.
Advisor shall have no authority to bind Client or to represent Client in any capacity other than as expressly agreed to by Client. Advisor shall not make any representations or disseminate any information about Client that is not contained in public disclosures or expressly approved by Client.

4. TERM. This Agreement has a term of 12 months. Termination of Advisor by Client shall still entitle Client to compensation as specified above for any potential investors he has introduced for a period of 24 months from date of termination or expiration of this Agreement.

5. TERMINATION. This Agreement may be terminated as follows:

     a. EXPIRATION OF THIS AGREEMENT WITHOUT RENEWAL OR PENALTY. By expiration of the term of this Agreement without renewal.

     b. TOTAL DISABILITY OR DEATH. For the purpose of this Agreement, the term "total disability" means Advisor's inability, because of serious physical and/or mental injury, illness or impairment to namely Steven
          R. Green or the death of Steven R. Green.

     c. ADVISOR NOTICE. At the election of Advisor upon thirty (30) days written notice to Client.

     d. CLIENT NOTICE AND PENALTY. If at any time Client gives notice of termination to Advisor without cause or as a decision to cease efforts of Advisor on behalf of client for limited reasoning or at the opinion of Advisor non-substantive rationale to cease the efforts of Advisor, Client will pay a fee of $10,000 to Advisor.

     e. WITH CAUSE. This Agreement may be terminated for cause at any time upon five (5) days written notice. For the purpose of this Agreement "for cause" is defined to include, but not be limited to the following: intentional or unintentional acts by Advisor having the effect or causing significant harm to the business interests of Client; but to the extent that such acts are curable, Advisor shall have five (5) business days following receipt of notice of said material breach to cure such breach. Any notice to Advisor shall specify the facts and circumstances claimed to provide the basis for such termination.

6. OTHER CLIENTS. It is understood and agreed that this Agreement is a non-exclusive agreement between Client and Advisor, and that nothing in this Agreement shall prevent Advisor from providing services to any other client in any industry. However Advisor agrees to devote such time and effort to performing services for Client as are reasonable and necessary to meet clients requirements.

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7.   PROPRIETARY INFORMATION.  Advisor shall treat as information proprietary to
     Client any and all data and/or information discovered and/or disclosed and shall not (directly or indirectly) use any such information and/or data for their own benefit or disclose or fail to use its best efforts to prevent the disclosure of the same to any other person or entity for any purpose or reason whatsoever, during the term of this Agreement or at any time thereafter.

8. PROPRIETARY INFORMATION DEFINED. Proprietary information includes but is not limited to unique concepts, products, services, company/corporate strategy and business development, including plans relating to this acquisition, expansion, marketing, financials, client lists and other business information, operating information, policies, practices and processes, database and networking systems, information relating to employees, customers, prospective customers and suppliers, whether such information is documented, contained electronically and/or contained on any other medium.

9. CONFIDENTIALITY. Advisor stipulates that he shall keep any and all Proprietary Information obtained, during the term of this Agreement or any time thereafter, in the strictest of confidence and secrecy.

10. NON-DISCLOSURE. Advisor stipulates that he shall not, during the term of this Agreement or any time thereafter, in any way or by any means, disclose, disseminate and /or distribute any Proprietary Information to any third party without the prior express written consent of the Client.

11. NON-CIRCUMVENTION. Advisor stipulates that they shall not, during the term of this Agreement or any time thereafter, in any way or by any means implement and /or use any Proprietary Information, circumvent, usurp an opportunity, take advantage of and/or benefit from, through the exclusion of Client, any Proprietary Information obtained.

12. LIMITATION OF LIABILITY. To the extent permitted by law, neither Client or Advisor, nor any of their officers, shareholders, employees, insurers, attorneys, agents, permitted successors or assigns, shall be liable to each other for any amount in excess of the fees paid hereunder. To the extent permitted by law, in no event will Client or Advisor, their officers, directors, shareholders, employees, insurers, attorneys, agents, permitted successors or assigns, be held liable for any interruption or loss of business, any loss of profit or any other special, consequential or punitive damages, losses or expenses of any kind arising from the performance of this Agreement, whether or not either party was notified of the possibility of such damages.

13. INDEMNITY OF ADVISOR. The Client will defend, indemnify, save and hold harmless Advisor from any and all claims, demands, liabilities, costs or expenses including reasonable attorney's fees resulting from services provided hereunder, including loss of business or profit. The Advisor will not have the right to be indemnified for his own gross negligence or willful misconduct.

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14.  INDEMNITY  OF CLIENT.  The Advisor will  defend,  indemnify,  save and hold harmless Client from any and all claims, demands, liabilities, costs or expenses including reasonable attorney's fees resulting from Advisors services provided hereunder, including loss of business or profit. The Client will not have the right to be indemnified for his own gross negligence or willful misconduct.

15. NO BROKER-DEALER. Client is not a broker/dealer registered with the NASD or any other regulatory agency. In performing services under this agreement, the parties do not intend that Advisor will be acting in any broker/dealer or underwriting capacity, or receiving any compensation from Client as such. Advisor is acting in the capacity as a Financial Advisor and is not responsible for the negotiation of the financial terms between the parties or will not be responsible for the handling of any of the monies.

16. WAIVER. A Party's failure to insist on compliance or enforcement of any provision of this Agreement shall not effect the validity or enforceability or constitute a waiver of future enforcement of that provision or any other provision of this Agreement by that Party or any other party.

17. LAW, JURISDICTION AND VENUE. This Agreement shall in all respects be exclusively subject to, and governed by, the laws of the state of Colorado. Exclusive venue and jurisdiction for any and all disputes shall lie in El Paso County, Colorado. The Parties hereto stipulate that any dispute arising out of this Agreement shall be submitted to binding arbitration in Colorado pursuant to the arbitration rules and regulations, as codified in the Colorado Revised Statutes.

18. VALIDITY. The invalidity or unenforceability of any provision in this Agreement shall not in any way effect the validity or enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in this Agreement.

19. NOTICE. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, overnight courier, certified or registered mail, postage prepaid and return receipt requested, telex or facsimile transmission.

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     If to Client                            If to Advisor
     ------------                            -------------
     1880 Office Club Pointe Suite #2000     1800 Glenview Road
     Colorado Springs, Colorado 80920        Glenview, Illinois 60025
     Fax: (719) 272-8222                     Fax: (847) 729-2296

     All such notices shall be deemed to have been duly given:

     when delivered, by hand if personally delivered; and the next day, after being sent by overnight courier; and when received, if by mail;
     and when received (as electronically acknowledged), if by facsimile transmission.

20. AMENDMENTS. This Agreement may be amended, at any time, only by the written mutual consent of the Parties hereto, with any such Amendment to be invalid unless it is both written and signed by both Parties.

21. LEGAL FEES AND COSTS. The Parties hereby stipulate and agree that in the event that a dispute arises between the Parties, relating to this Agreement, and one or both of the Parties deem it necessary to hire an attorney to protect its rights and/or resolve said dispute, then the prevailing Party, in any action, shall be entitled to recover and collect, from the non-prevailing Party, all reasonable attorney's fees and costs incurred.

22. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding by and between the Parties and no representations, promises, agreements and/or understandings, written or oral, relating to this Agreement by either Party not contained herein shall be of any force or effect.

This Agreement is the exclusive Agreement between the parties with respect to its subject matter and, as of its effective date, supersedes all prior and contemporaneous agreements, negotiations, representations and proposals, written or oral, related to its subject matter. The parties acknowledge that they have read this Agreement and understand and agree to be bound by its terms and conditions.

CLIENT                                  ADVISOR
FutureOne, Inc                          Steven R. Green

/s/ Donald Cannella                     /s/ Steven R. Green
--------------------------------        ----------------------------------
By: Donald Cannella                     By: Steven R. Green
Its: President                          Its: Sole Proprietor

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